                                                                 Exhibit 4(q)

                              CERTIFICATE OF TRUST

                                       OF

                           AMERICAN GENERAL CAPITAL II


         This Certificate of Trust is being executed as of November 14, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. ss. 3801 et seq. (the "Act").

         The undersigned hereby certifies as follows:

         1. Name. The name of the business trust is "American General Capital II" (the "Trust").

         2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

              Bankers Trust (Delaware)
              E. A. Delle Donne Corporate Center
              Montgomery Bldg.
              1011 Centre Road, Suite 200
              Wilmington, Delaware 19805-1266

         3. Effectiveness. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                                     BANKERS TRUST (DELAWARE)
                                     not in its individual capacity
                                     but solely as Trustee


                                     By:   \s\ M. Lisa Wilkins
                                         ---------------------------
                                     Name:  M. Lisa Wilkins
                                     Title:  Assistant Secretary


                                           \s\ James L. Gleaves
                                     -------------------------------
                                     James L. Gleaves
                                     not in his individual capacity but
                                     solely as Trustee